EXHIBIT 99.2
                                                        ------------

       SOUTHERN PACIFIC RAIL CORPORATION AND SUBSIDIARY COMPANIES
                CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Unaudited)


                                         June 30,    December 31,
                                           1996          1995
                                       -------------  ------------
                                              (in millions)
ASSETS

CURRENT ASSETS
 Cash and cash equivalents. . . . . .      $  129.7     $  105.8
 Accounts receivable, net of
   allowance for doubtful
   accounts . . . . . . . . . . . . .         102.8        104.1
 Accounts receivable sales proceeds
   receivable . . . . . . . . . . . .         157.3        205.5
 Materials and supplies, at cost  . .          79.6         76.0
 Notes receivable . . . . . . . . . .           7.3          7.7
 Other current assets . . . . . . . .          53.6         58.7
                                           --------     --------
   Total current assets . . . . . . .         530.3        557.8
                                           --------     --------

REAL ESTATE HELD FOR SALE. . . . . . .        344.0        341.9
                                           --------     --------

PROPERTY, AT COST
 Roadway and structures . . . . . . .       2,719.0      2,584.2
 Railroad equipment . . . . . . . . .       1,556.3      1,557.3
 Other property . . . . . . . . . . .         311.4        320.7
                                           --------     --------
   Total property . . . . . . . . . .       4,586.7      4,462.2
      Less accumulated depreciation
        and amortization . . . . . .          827.3        773.2
                                           --------     --------
   Property, net  . . . . . . . . . .       3,759.4      3,689.0
                                           --------     --------

OTHER ASSETS AND DEFERRED CHARGES
 Note receivable and other investments         84.6         85.6
 Other . . . . . . . . . . . . . . . .         79.0         75.1
                                           --------     --------
   Total other assets. . . . . . . . .        163.6        160.7
                                           --------     --------
      Total assets . . . . . . . . . .     $4,797.3     $4,749.4
                                           ========     ========

                                                    (Continued)


 See accompanying notes to consolidated condensed financial statements.

      SOUTHERN PACIFIC RAIL CORPORATION AND SUBSIDIARY COMPANIES
                CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Unaudited)


                                          June 30,    December 31,
                                            1996          1995
                                       -------------  ------------
                                                   (in millions)

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts and wages payable. . . . .       $  186.2     $  145.9
 Accrued payables  . . . . . . . . .          165.5        181.2
 Current portion of long term debt .           57.4         58.9
 Redeemable preference shares of a
   subsidiary. . . . . . . . . . . .            2.0          2.0
 Other current liabilities . . . . .          575.8        632.6
                                           --------     --------
   Total current liabilities . . . .          986.9      1,020.6
                                           --------     --------

LONG-TERM DEBT. . . . . . . . . . . .       1,776.7      1,699.3
                                           --------     --------

DEFERRED INCOME TAXES . . . . . . . .         237.4        218.6
                                           --------     --------

OTHER LIABILITIES . . . . . . . . . .         691.1        729.9
                                           --------     --------

REDEEMABLE PREFERENCE SHARES OF A
 SUBSIDIARY . . . . . . . . . . . . .          19.9         20.1
                                           --------     --------


STOCKHOLDERS' EQUITY
 Common stock . . . . . . . . . . . .          0.2           0.2
 Additional paid-in capital . . . . .      1,122.2       1,121.8
 Accumulated deficit. . . . . . . . .        (37.1)        (61.1)
                                          --------      --------
 Total stockholders' equity . . . . .      1,085.3       1,060.9
                                          --------      --------
 Total liabilities and
   stockholders' equity . . . . . . .     $4,797.3      $4,749.4
                                          ========      ========


See accompanying notes to consolidated condensed financial statements.

       SOUTHERN PACIFIC RAIL CORPORATION AND SUBSIDIARY COMPANIES
            CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                             (Unaudited)


                                    Three Months              Six Months
                                   Ended June 30,           Ended June 30,
                               ---------------------    --------------------
                                 1996        1995         1996        1995
                               --------    ---------    --------    --------
                                   (in millions, except per share amounts)
OPERATING REVENUES
 Railroad  . . . . . . . . .    $ 803.7      $ 782.8    $1,567.2    $1,527.0
 Other . . . . . . . . . . .       24.4         21.7        46.4        44.3
                               --------     --------    --------    --------
   Total . . . . . . . . . .      828.1        804.5     1,613.6     1,571.3
                               --------     --------    --------    --------
OPERATING EXPENSES
 Railroad. . . . . . . . . .      747.3        723.2     1,458.7     1,411.6
 Special charge (Note 5) . .          -         64.6           -        64.6
 Other . . . . . . . . . . .       25.1         21.6        46.0        43.3
                               --------     --------    --------    --------
   Total . . . . . . . . . .      772.4        809.4     1,504.7     1,519.5
                               --------     --------    --------    --------

OPERATING INCOME (LOSS). . .       55.7         (4.9)      108.9        51.8
                               --------     --------    --------    --------
OTHER INCOME (EXPENSE)
 Gains from sales of property
   and real estate . . . . .       27.0          1.0        42.1        14.8
 Real estate and other
   rentals, net. . . . . . .        5.5          3.9        10.1         7.8
 Interest. . . . . . . . . .        2.3          2.8         4.8         6.5
 Other expense, net. . . . .      (17.7)       (11.2)      (38.6)      (28.9)
                               --------     --------    --------    --------
   Total . . . . . . . . . .       17.1         (3.5)       18.4         0.2
                               --------     --------    --------    --------

INTEREST EXPENSE . . . . . .       43.5         31.4        87.9        64.3
                               --------     --------    --------    --------
INCOME (LOSS) BEFORE
  INCOME TAXES . . . . . . .       29.3        (39.8)       39.4       (12.3)
                               --------     --------    --------    --------

INCOME TAX (BENEFIT)
 Current . . . . . . . . . .         -          (0.4)          -        (0.1)
 Deferred. . . . . . . . . .       11.4        (15.4)       15.4        (4.7)
                               --------     --------    --------    --------
   Total . . . . . . . . . .       11.4        (15.8)       15.4        (4.8)
                               --------     --------    --------    --------

NET INCOME (LOSS). . . . . .    $  17.9      $(24.0)    $   24.0    $   (7.5)
                               ========     ========    ========    ========
INCOME (LOSS) APPLICABLE TO
 COMMON STOCKHOLDERS . . . .    $  17.9      $(24.0)    $   24.0    $   (7.5)
                               ========     ========    ========    ========

EARNINGS (LOSS) PER SHARE. .    $  0.11      $(0.15)    $   0.15    $  (0.05)
                               ========     ========    ========    ========


   See accompanying notes to consolidated condensed financial statements.


          SOUTHERN PACIFIC RAIL CORPORATION AND SUBSIDIARY COMPANIES
          CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY
                     Six Months Ended June 30, 1996
                           (Unaudited)


                            Common Stock
                          ----------------- Additional
                          Number of          Paid-in    Accumulated
                           Shares    Amount  Capital     Deficit    Total
                          --------  ------- ---------   --------  --------
                                            (in millions)

Balances at
 December 31, 1995 . . . .     156    $ 0.2  $1,121.8   $ (61.1) $1,060.9
Net income . . . . . . . .       -        -         -      24.0      24.0
Issuance of Common Stock .       -        -       0.4         -       0.4
                          --------  ------- ---------   --------  --------
Balances at
  June 30, 1996. . . . . .     156    $ 0.2  $1,122.2   $  (37.1) $1,085.3
                          ========  ======= =========   ========  ========


See accompanying notes to consolidated condensed financial statements.


          SOUTHERN PACIFIC RAIL CORPORATION AND SUBSIDIARY COMPANIES
              CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                (Unaudited)
                                                          Six Months
                                                        Ended June 30,
                                                  ------------------------

                                                     1996          1995
                                                  ----------   -----------
                                                        (in millions)
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income (loss) . . . . . . . . . . . . . . . . $    24.0     $    (7.5)
                                                   ---------     ---------
 Adjustments to net income (loss):
   Gains from sales of property and real estate. .     (42.1)        (14.8)
   Depreciation and amortization . . . . . . . . .      87.4          73.5
   Deferred income taxes . . . . . . . . . . . . .      15.4          (4.7)
   Special charge. . . . . . . . . . . . . . . . .         -          64.6
   Other adjustments . . . . . . . . . . . . . . .     (16.5)       (118.7)
                                                   ---------     ---------
     Total adjustments . . . . . . . . . . . . . .      44.2          (0.1)
                                                   ---------     ---------
   Net cash provided by (used for) operating
     activities  . . . . . . . . . . . . . . . . .      68.2          (7.6)
                                                   ---------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES
 Property sold and retired . . . . . . . . . . . .      52.9          16.7
 Capital expenditures. . . . . . . . . . . . . . .    (154.7)       (174.8)
 Decrease in short-term investments. . . . . . . .         -          95.0
 Change in notes receivable and other
   investments, net. . . . . . . . . . . . . . . .      (2.4)         (5.8)
                                                   ---------     ---------
     Net cash used for investing activities. . . .    (104.2)        (68.9)
                                                   ---------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from issuance of debt, net of costs. . .     100.0          25.0
 Debt and revolver repayment . . . . . . . . . . .     (39.2)        (71.4)
 Redeemable preference shares repayment. . . . . .      (0.9)         (0.8)
                                                   ---------     ---------
   Net cash provided by (used for)
       financing activities. . . . . . . . . . . .      59.9         (47.2)
                                                   ---------     ---------

NET CHANGE IN CASH AND CASH EQUIVALENTS. . . . . .      23.9        (123.7)

CASH AND CASH EQUIVALENTS-BEGINNING OF THE PERIOD.     105.8         145.6
                                                   ---------     ---------

CASH AND CASH EQUIVALENTS-END OF THE PERIOD. . . . $   129.7     $    21.9
                                                   =========     =========


   See accompanying notes to consolidated condensed financial statements.

       SOUTHERN PACIFIC RAIL CORPORATION AND SUBSIDIARY COMPANIES

          NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                              June 30, 1996
                               (Unaudited)


(1) OWNERSHIP AND PRINCIPLES OF CONSOLIDATION
Southern Pacific Rail Corporation ("SPRC") is the parent company of Southern Pacific Transportation Company ("SPT"), which includes St. Louis Southwestern Railway Company ("SSW"), SPCSL Corp. ("SPCSL") and The Denver and Rio Grande Western Railroad Company ("D&RGW"). SPRC together with its subsidiaries is referred to as the Company. The consolidated financial statements are prepared on the purchase accounting basis and include the accounts of the Company and its subsidiaries on a consolidated basis. The railroad subsidiaries report their financial position and results of operations on the historical cost basis. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   These consolidated condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 1995. In the opinion of management, all adjust-ments (consisting of normal, recurring accruals) necessary for a fair present-ation of interim period results have been included. However, these results are not necessarily indicative of results for a full year.

(2) RECLASSIFICATIONS
Certain of the prior period amounts have been reclassified to conform to the June 30, 1996 consolidated condensed financial statement presentation.

(3) MERGER WITH UNION PACIFIC
On August 3, 1995, the Board of Directors of SPRC approved an agreement providing for the merger of SPRC and the Union Pacific Railroad Company ("UPRR"), a wholly-owned subsidiary of Union Pacific Corporation ("UP").
Under the terms of the agreement, a subsidiary of UP acquired 25% of the common stock of SPRC at a price of $25.00 per share pursuant to a tender offer. The merger was approved in an oral voting conference by the Surface Transportation Board ("STB") of the Department of Transportation (successor to
the Interstate Commerce Commission ("ICC")) on July 3, 1996.   At that time,
the STB announced the following decision: to approve the merger subject to a number of conditions, principally (a) a settlement agreement between UP/SP and BNSF (as defined herein) under which BNSF will receive trackage rights over more than 4,000 miles of UP/SP track and will purchase over 300 miles of UP/SP lines, augmented in a number of ways to expand BNSF's ability to gain access to traffic (e.g., through transloading facilities (facilities where goods are transferred between trucks and railcars) and build-ins of rail lines to exclusively-served customers, through serving new shipper facilities on the lines over which it will have trackage rights, and through opening to BNSF 50% of all traffic now committed under contracts to UP or SP by shippers served by UP and SP and no other railroad), (b) a settlement agreement between UP/SP and the Chemical Manufacturers Association which provides certain additional protections to shippers, (c) a settlement agreement between UP/SP and Utah Railway Company ("Utah Railway") under which Utah Railway will receive access to certain coal mines and loading facilities in Utah and trackage rights over SP from Utah Railway's line in Utah to Grand Junction, Colorado, (d) the grant of trackage rights to the Texas Mexican Railway ("Tex Mex") over UP/SP lines between Corpus Christi/Robstown, Texas, and Beaumont, Texas, via Houston, Texas, restricted to traffic moving on Tex Mex's Laredo-Corpus Christi/Robstown Line, including terminal-area trackage rights in Houston, (e) environmental mitigation conditions, including a condition restricting increases in train volumes through Reno, Nevada, and Wichita, Kansas, for 18 months following the merger while a consultant conducts a study of possible measures to reduce the potential adverse impact of increased rail traffic through those communities and the STB decides upon such measures, (f) standard labor protective conditions and (g) a 5-year oversight process, pursuant to which the STB will review whether the conditions imposed on the merger have effectively addressed competitive issues. Consummation of the merger remains subject to issuance of a final written order by the STB, which is expected by August 12, 1996. Upon issuance of that order, the two companies would be permitted to close the transaction 30 days later. If, as expected, the written order does not contain terms materially different from those voted upon by the STB on July 3, 1996, UP has indicated that it expects to proceed with the transaction in accordance with and subject to the terms and conditions of the Amended Merger Agreement.

   A Special Meeting of the stockholders of SPRC will be held on August 16, 1996 for the purpose of voting on the approval and adoption of an Amended and Restated Agreement and Plan of Merger, dated as of July 12, 1996 (the "Amended Merger Agreement"), by and among SPRC, UP, UPRR, UP Holding Company, Inc., a wholly owned subsidiary of UP ("Holding") and Union Pacific Merger Co., a wholly owned subsidiary of UP ("Mergerco"). The Amended Merger Agreement amends and restates the Agreement and Plan of Merger, dated as of August 3, 1995, as amended (the "Original Merger Agreement"), by and among SPRC, UP,
UPRR and UP Acquisition Corporation, a former indirect wholly owned subsidiary of UP, that was approved and adopted by the SPRC stockholders at a special meeting of SPRC stockholders on January 17, 1996, pursuant to which SPRC would be merged into UPRR. Pursuant to the Amended Merger Agreement, among other things, (i) SPRC will be merged with and into UPRR, with UPRR as the surviving corporation, as provided in the Original Merger Agreement, or, in the alternative, SPRC will be merged with and into either Holding or Mergerco, with Holding or Mergerco as the surviving corporation (such alternative mergers hereinafter referred to as the "Merger"), and (ii) as also provided in the Original Merger Agreement, each share of SPRC common stock, par value $.001 per share, will be converted into the right to receive, in accordance with the election to be filed by each stockholder, (a) $25.00 per Share in cash, without interest thereon, (b) .4065 shares of Union Pacific common stock, par value $2.50 per share, or (c) a combination thereof, all as more fully set forth in the Amended Merger Agreement. Of the shares of SPRC common stock outstanding immediately prior to the merger (other than the shares previously acquired by UP in the tender offer), 20% would be acquired for cash and 80% would be acquired in exchange for shares of UP common stock.

   The reason for the alternative structure is to maximize UP's flexibility after the merger in achieving additional service improvements and operating efficiencies, while maintaining the same tax consequences to SPRC stockholders. The amendment to the Merger Agreement will have no substantive impact on SPRC stockholders. Except for the UP subsidiary with which SPRC could be merged, all aspects of the Merger, including the UP common stock and cash to be received by SPRC stockholders, remain unchanged.

   The merger agreement provides that prior to completion of the merger, or termination of the merger agreement if that occurs before the merger is completed, the business of the Company and its subsidiaries generally will be conducted in the ordinary course of business consistent with past practice, or pursuant to "customary actions." Customary actions are defined as actions in the ordinary course of a person's business where the action is generally recognized as being customary and prudent for other major enterprises in the person's line of business. The merger agreement may be terminated by the Board of Directors of either the Company or UP if the merger has not occurred on or prior to March 31, 1997. The agreement restricts the Company, with certain exceptions, from amending its articles or bylaws, paying dividends, issuing stock, redeeming or repurchasing shares of its stock, making compensation changes, making loans, advances, capital contributions or investments (except for railroad and real estate joint ventures and certain other transactions) and engaging in transactions with affiliates. In addition, among other things, the agreement restricts the Company from incurring debt other than pursuant to arrangements existing on the date of the merger agreement (the Company's $450 million of bank credit facilities and replace-ments therefor and refinancings thereof, and capital leases to finance the rebuilding of freight cars and purchase of equipment under existing commit-ments), plus borrowings not to exceed $25 million in the fiscal year ending December 31, 1996, and $12.5 million in the fiscal quarter ending
March 31, 1997.

   The Company has incurred expenses of $18.7 million in 1995 and 1996 associated with the proposed merger and, if the merger is completed, has committed to continuity, enhanced severance for certain employees and trans-action expenses of up to an additional $40 million. The accompanying financial statements do not include accruals for merger expenses or adjustments relating to decisions regarding the Company's operations and assets that might result from the merger.

(4)  SUPPLEMENTAL CASH FLOW INFORMATION

                                                 Six  Months Ended
                                                      June 30,
                                              ----------------------
                                                 1996         1995
                                              ----------   ---------
                                                   (in millions)
      Cash payments:
         Interest . . . . . . . . . . .       $     92.6    $   46.6
         Income taxes . . . . . . . . .             (4.2)        1.2

      Non-cash transactions:
         Capital lease obligations for
           rail equipment . . . . . . .             13.6       359.3
         Issuance of common stock   . .              0.4         5.8


(5)   SPECIAL CHARGE

   In June 1995, the Board of Directors approved plans aimed at reducing future operating costs and increasing productivity which resulted in a $64.6 million pretax charge. Approximately $41 million of the charge is related to severance payments to be made for approximately 582 employees (both management and labor), approximately $4 million of the charge is related to costs associated with terminating certain leased facilities, and approximately $20 million is for the expected loss associated with the sale, lease or abandonment of 600
miles of light density rail lines.   Through  the first six months of 1996,
severance payments totaling $4.3 million for 83 employees whose positions have been terminated have been charged to the severance reserve. As a result of the July 3, 1996 decision approving the merger, the Company has suspended its plans for the severance and relocation of a substantial portion of these employees. The Company continues to review these plans pending receipt and review of a written merger decision on August 12, 1996 and closing of the merger.

(6)   LONG TERM DEBT

   Certain of the Company's debt agreements contain quarterly financial covenants and restrictions based on minimum tangible net worth, a maximum funded debt to net worth ratio and a minimum fixed charge coverage ratio. As a result of not achieving certain ratios and covenants in its $375 million Senior Notes at December 31, 1995, the Company is restricted in incurring additional indebtedness, except for certain limited categories of debt, including $200 million available under its revolving bank credit facility. Because continued compliance with the financial terms and covenants under its bank credit facilities would require more gains than was contemplated from the sales of properties in the first and second quarters of 1996, the Company and its banks amended those covenants through the second quarter of 1996 to eliminate the fixed charge coverage test for these periods. Effective as of the end of the third quarter, the fixed charge coverage test must be satisfied. If the merger were not consummated in the third quarter of 1996 and the Company's earnings did not meet the reinstated fixed charge coverage test as of the end of that quarter, the Company would be in default on both its revolver and term loan unless it were able to obtain waivers or amendments to its loan agreements. Management of the Company currently does not believe the Company will meet its revised financial covenants in 1996, unless property sales significantly exceed current expectations. If these covenants were not satisfied, there is no assurance that necessary waivers and amendments could be obtained. If the Company were unable to meet these covenants, or obtain waivers or amendments, substantially all of the Company's outstanding indebtedness could be declared in default and payment thereon accelerated, creating a serious liquidity problem.

(7)   COMMITMENTS AND CONTINGENCIES

   The Company is subject to Federal, state and local environmental laws and regulations and is currently participating in the investigation and remediation of numerous sites. Where the remediation costs can be reasonably determined, and where such remediation is probable, the Company has recorded a liability. It is possible that additional losses will be incurred, but such amounts cannot be reasonably estimated. The Company does not believe that disposition of environmental matters known to the Company will have a material adverse effect on the Company's financial condition or liquidity; however, there can be no assurance that the impact of these matters on its results of operations for any given reporting period will not be material.